EXHIBIT 23


                        CONSENT OF DELOITTE & TOUCHE LLP

     We consent to the incorporation by reference in Registration Statement No. 333-11525 of Colorado Interstate Gas Company on Form S-3 of our report dated February 3, 1998, appearing in this Annual Report on Form 10-K of Colorado Interstate Gas Company for the year ended December 31, 1997.




DELOITTE & TOUCHE LLP



Houston, Texas
March ___, 1998